Exhibit 3 (A)

RESTATED ARTICLES OF INCORPORATION

OF

ASTRO-MED, INC.

Pursuant to the provisions of Section 7-1.1-59 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Restated Articles of Incorporation:

FIRST: The name of the Corporation is Astro-Med, Inc.

SECOND: The period of its duration is perpetual.

THIRD: The purpose or purposes which the corporation is authorized to pursue are: To carry on the business of an investment and holding company and to transact any or all other lawful business for which corporations may be incorporated under the Rhode Island Business Corporation Act, as the same may be from time to time amended hereafter.

FOURTH: The aggregate number of shares which the corporation has authority to issue is 4,000,000 shares of common stock having a par value of $.05 each and 100,000 shares of preferred stock having a par value of $10.00 each.

The Board of Directors is hereby expressly vested with the authority from time to time to issue the class of preferred stock of the corporation in one or more series, with such voting powers, full or limited, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof as shall be stated and expressed in the vote or votes providing for the issue of such stock adopted by the Board of Directors including, without being limited to, the following:

(a) The number of shares to constitute each such series and the serial designation thereof;

(b) Whether the shares of each such series shall be subject to redemption and, if made subject to redemption, the time, prices and other terms and conditions of such redemption;

(c) The dividend rate of each such series, the conditions and times of payment thereof, the relation (including preferences, if any) which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of such stock, and whether such dividends shall be cumulative or noncumulative;

(d) The rights of the holders of the shares of each such series (including preferences, if any) upon the dissolution of, or upon any distribution of any assets of, the Corporation;

(e) Whether or not the shares of each such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of such stock and, if made convertible or exchangeable, the times, prices, rates of exchange, adjustments, and other terms and conditions of such conversion or exchange;

(f) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of each such series;

(g) The extent, if any, to which the holders of the shares of each such series shall be entitled to vote with respect to the election of directors or otherwise;

(h) The restrictions, if any, on the issue or reissue or sale of any additional preferred stock.

FIFTH: Existing provisions limiting or denying to shareholders the preemptive right to acquire additional or treasury shares of the corporation are: Stockholders shall not have any preemptive or other right to subscribe for or acquire any capital stock of any class (including stock held by the corporation in its treasury) which may be issued, sold or otherwise disposed of by the corporation from time to time, at such price and otherwise upon such terms as the Board of Directors shall determine.

SIXTH: Existing provisions of the articles of incorporation for the regulation of the internal affairs of the corporation are: None.

SEVENTH: The restated articles of incorporation correctly set forth without change the corresponding provisions of the articles of incorporation as heretofore amended, and supercede the original articles of incorporation and all amendments thereto.

Dated APRIL 28, 1986	Astro-Med, Inc.

By

Everett V. Pizzuti, President

By

Jacques V. Hopkins, Secretary

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Filing Fee $30.00

State of Rhode Island and Providence Plantations

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ASTRO-MED, INC.

Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is ASTRO-MED, INC.

SECOND: The shareholders of the corporation on May 5, 1992, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

[Insert Amendment(s)]

The first paragraph of Article FOURTH of the Corporation’s Restated Articles of Incorporation is amended to read as follows:

“FOURTH: The aggregate number of shares which the Corporation has authority to issue is 13,000,000 shares of common stock having a par value of $.05 each and 100,000 shares of preferred stock having a par value of $10.00 each.”

FORM 12A

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 3,236,751; and the number of shares entitled to vote thereon was 3,236,751

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (if inapplicable, insert “none”)

Class	Number of Shares

Common Stock	3,236,751

FIFTH: The number of shares voted for such amendment was 2,381,844; and the number of shares voted against such amendment was 256,191 and the holders of 28,717 shares abstained.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert “none”)

	Number of Shares Voted
Class	For	Against

Common Stock	2,381,844	256,191

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

No change

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state)

No change

Dated August 31, 1992	ASTRO-MED, INC.

By

		Its	Vice President

and

		Its	Secretary

Filing Fee $30.00

State of Rhode Island and Providence Plantations

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

OF

ASTRO-MED, INC.

Pursuant to the provisions of Section 7-1.1-56 of the General Laws, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is ASTRO-MED, INC.

SECOND: The shareholders of the corporation on May 3, 1988, in the manner prescribed by Chapter 7-1.1 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

[Insert Amendment(s)]

The amendments to the Articles of Incorporation are set forth in Exhibit A attached hereto.

FORM 12A 5M 1-76

THIRD: The number of shares of the corporation outstanding at the time of such adoption was 2,122,576; and the number of shares entitled to vote thereon was 2,122,576.

FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows: (if inapplicable, insert “none”)

Class	Number of Shares

None

FIFTH: The number of shares voted for such amendment was See Exhibit A; and the number of shares voted against such amendment was See Exhibit A.

SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was: (if inapplicable, insert “none”)

Number of Shares Voted
Class	For	Against

None

SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: (If no change, so state)

No change

EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: (If no change, so state)

No change

Dated July 18, 1988	ASTRO-MED. INC.

By

		Its	President

and

		Its	Secretary

The following Article NINTH is to be added to the Company’s Restated Articles of Incorporation:

“NINTH: In addition to the authority conferred upon the Board of Directors of the Company by Section 7-1.1-4.1 of the Rhode Island Business Corporation Act, the Board of Directors of the Company may include provisions in its by-laws, or may authorize agreements to be entered into with each director or officer, for the purpose of indemnifying such director in the manner and to the extent provided herein.

(a) For the purposes of this Article, when used herein:

(i) “Loss” means any amount which a director or officer is legally obligated to pay for any claim for Covered Acts and will include, without being limited to, damages, settlements, fines, penalties or, with respect to employee benefit plans, excise taxes or penalties;

(ii) “Expenses” means expenses incurred in connection with the defense against any claim for Covered Acts, including, without being limited to, legal accounting or investigative fees and expenses;

(iii) “Covered Act” means any act or omission of a director or officer in the director’s or officer’s official capacity with the Company.

(b) The by-law provisions or agreements authorized hereby may provide that the Company will, subject to the provisions of this Article, pay on behalf of a director or officer any Loss or Expenses arising from any claim or claims which are made against the director or officer by reason of any Covered Act of the director or officer.

(c) The by-law provisions or agreements authorized hereby may cover Loss or Expenses arising from any claims made against a director or officer no longer serving in an official capacity, the estate, heirs or legal representative of a deceased director or officer or the legal representative of an incompetent, insolvent or bankrupt director or officer, where the director or officer was a director or officer at the time the Covered Act upon which such claims are based occurred.

2

(d) The by-law provisions or agreements authorized hereby may provide for the advancement of Expenses to a director or officer prior to the final disposition of any action, suit or proceedings, or any appeal there-from, involving such director or officer and based on the alleged commission by such director or officer of a Covered Act, subject to an undertaking by or on behalf of such director or officer to repay the same to the Company if indemnification is not permitted under Section (e) below.

(e) The by-law provisions or agreements authorized hereby may not indemnify a director or officer from and against any Loss, and the Company shall not reimburse for any Expenses, in connection with any claim or claims made against a director or officer for: (i) any breach of the director’s or officer’s duty of loyalty to the Company or its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; (iii) liability imposed pursuant to the provisions of Section 7-1.1-43 of the Rhode Island Business Corporation Act; (iv) a transaction from which the person seeking indemnification derived an improper personal benefit; or (v) for an accounting of profits in fact made from the purchase or sale by the director or officer of securities of the Company within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended.

(f) The by-law provisions or agreements authorized hereby may contain such other terms and conditions as the Board of Directors, in its sole discretion, determines to be consistent with the provisions of this Article.”

The vote was: 1,459,688 shares voted for the amendment; 7,039 shares voted against the amendment; and 5,846 shares abstained.

3

EXHIBIT A

The first paragraph of Article FOURTH of the Company’s Restated Articles of Incorporation be amended in its entirety to read as follows:

“FOURTH: The aggregate number of shares which the Company has authority to issue is 6,000,000 shares of common stock having a par value of $.05 each and 100,000 shares of preferred stock having a par value of $10.00 each.”

The vote was: 1,466,333 shares voted for the amendment; 3,869 shares voted against the amendment; and 2,371 shares abstained.

The following Article EIGHTH is to be added to the Company’s Restated Articles of Incorporation:

“EIGHTH: A director of the Company will not be personally liable to the Company or its shareholders for monetary damages for breach of the director’s duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its shareholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; (iii) liability imposed pursuant to the provisions of Section 7-1.1-43 of the Rhode Island Business Corporation Act; or (iv) for any transaction from which the director derived an improper personal benefit. If the Rhode Island Business Corporation Act is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director to the Company or its shareholders will be eliminated or limited to the fullest extent permitted by the Rhode Island Business Corporation Act, as so amended. Any repeal or modification of the provisions of this Article by the Company will not adversely affect any right or protection of a director of the Company existing at the time of such repeal or modification.”

The vote was: 1,459,395 shares voted for the amendment; 7,982 shares voted against the amendment; and 5,196 shares abstained.

RI SOS Filing Number: 201699090730 Date: 05/18/2016 3:15 PM

Filing Fee $50.00	ID Number: 1534

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

Office of the Secretary of State

Corporations Division

148 W. River Street

Providence, Rhode Island 02904-2615

BUSINESS CORPORATION

ARTICLES OF AMENDMENT TO THE

ARTICLES OF INCORPORATION

Pursuant to the provisions of Section 7-1.2-905 of the General Laws of Rhode Island, 1956, as amended, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

1.	The name of the corporation is ASTRO-MED, INC.

2.	The shareholders of the corporation (or, where no shares have been Issued, the board of directors of the corporation) on May 18, 2016, in the manner prescribed by Chapter 7-1.2 of the General Laws, 1956, as amended, adopted the following amendment(s) to the Articles of Incorporation:

(If additional space is required, please list on separate attachment)

The Restated Articles of Incorporation of Astro-Med, Inc., are hereby further amended by deleting Article First thereof in its entirety and substituting therefor the following new Article First:

“FIRST: The name of the corporation is AstroNova, Inc.”

3.	As required by Section 7-1.2-105 of the General Laws, the corporation has paid all fees and taxes.

4.	These Articles of Amendment shall be effective upon filing unless a specified date is provided which shall be no later than the 90th day after the date of this filing

Under penalty of perjury, I declare and affirm that I have examined these Articles of Amendment, including any accompanying attachments, and that all statements contained herein are true and correct.

Date:	May 18, 2016

Signature of Authorized Officer of the Corporation

Gregory A. Woods
Type or Print Name of Authorized Officer
Form No. 101 Revised: 12/05